EXHIBIT 99.2

                              EXPRESS SCRIPTS, INC.
                                     TABLE 1
                         UNAUDITED OPERATING STATISTICS
                 (in thousands, except per claim and per member)

                                3 MONTHS         3 MONTHS        3 MONTHS      3 MONTHS        3 MONTHS
                                 ENDED            ENDED           ENDED         ENDED           ENDED
                               09/30/2001       06/30/2001     03/31/2001     12/31/2000      09/30/2000
                               -----------      -----------    -----------    -----------     -----------
DRUG SPENDING
Drug spend, excl. UHC          $ 3,914,546      $ 3,856,119    $ 3,652,074    $ 2,999,854     $ 2,735,701
Specialty Dist. (SDS)              183,299          172,918        166,692        154,768         161,058
UHC                                      -                -              -         79,142         595,884
                               -----------      -----------    -----------    -----------     -----------
   Total                       $ 4,097,845      $ 4,029,037    $ 3,818,766    $ 3,233,764     $ 3,492,643
                               ===========      ===========    ===========    ===========     ===========

REVENUE DETAIL
PBM revenues (1)               $ 2,335,537      $ 2,187,701    $ 2,033,998    $ 1,899,052     $ 1,715,008  (2)
Non-PBM revenues                    14,233           18,491         22,412         22,447          21,481
                               -----------      -----------    -----------    -----------     -----------
Total revenues                 $ 2,349,770      $ 2,206,192    $ 2,056,410    $ 1,921,499     $ 1,736,489
                               ===========      ===========    ===========    ===========     ===========

PER CLAIM
Network revenue/claim          $     23.64      $     21.99    $     20.32    $     20.50     $     17.15  (2)
Mail revenue/claim             $    121.27      $    124.44    $    123.19    $    119.97     $    116.62  (3)

CLAIMS DETAIL
Network, excl. UHC                  70,373           71,311         72,345         66,469          57,855
SDS                                    500              436            371            289             317
Mail                                 5,404            4,879          4,496          4,061           3,906
                               -----------      -----------    -----------    -----------     -----------
Total claims, excl. UHC             76,277           76,626         77,212         70,819          62,078
UHC claims                               -                -              -          1,585          14,452
                               -----------      -----------    -----------    -----------     -----------
Total claims                        76,277           76,626         77,212         72,404          76,530
                               ===========      ===========    ===========    ===========     ===========
Adjusted claims (4)                 87,085           86,384         86,204         80,526          84,342
                               ===========      ===========    ===========    ===========     ===========

MEMBERSHIP DETAIL (5)
Members, excl. UHC                  47,500           47,000         45,500         43,500          41,500
UHC members                              -                -              -              -             500
                               -----------      -----------    -----------    -----------     -----------
Total members, incl UHC             47,500           47,000         45,500         43,500          42,000
                               ===========      ===========    ===========    ===========     ===========
Avg. members, incl UHC              47,250           46,250         44,500         42,750          45,400
                               ===========      ===========    ===========    ===========     ===========

PER AVG. MEMBER (6)
Drug spend                     $     86.73      $     87.11    $     85.81    $     75.64     $     76.93
Gross profit                   $      3.05             3.25    $      3.26    $      3.20     $      2.93
EBITDA                         $      1.71             1.66    $      1.67    $      1.64     $      1.48

MARGIN ANALYSIS
Gross profit margin                   6.1%             6.8%           7.1%           7.1%            7.6%  (7)
EBITDA margin                         3.4%             3.5%           3.6%           3.6%            3.9%  (7)

PER ADJUSTED CLAIM
Drug spend                     $     47.06      $     46.64    $     44.30    $     40.16     $     41.41
Gross profit                   $      1.66      $      1.74    $      1.68    $      1.70     $      1.58
EBITDA                         $      0.93      $      0.89    $      0.86    $      0.87     $      0.80
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SEE NOTES TO UNAUDITED OPERATING STATISTICS




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                                       2


                              EXPRESS SCRIPTS, INC.

                                      NOTES


UNAUDITED OPERATING STATISTICS (excludes non-recurring items)

(1) Our PBM revenues generally include administrative fees, dispensing fees and ingredient costs of pharmaceuticals dispensed from retail pharmacies included in one of our networks or from one of our mail pharmacies, and the associated costs are recorded in cost of revenues (the Gross Basis). Where we only administer the contracts between our clients and the clients' retail pharmacy networks we record as revenues only the administrative fee we received from our activities
(the Net Basis).

(2) This increase primarily reflects the transfer of clients to pharmacy networks managed by us (Gross Basis -- see footnote 1); higher utilization and drug costs; and new membership.

(3) Third quarter 2001 is the first complete quarter with AARP claims experience, which has a strong generic base. Generics typically yield lower revenues than Brands, but maintain strong margins.

(4) Adjusted claims represent network claims plus mail claims, which are multiplied by 3, as mail claims are typically 90 day scripts and network claims are generally 30 day scripts.

(5) Represents members as of October 1, 2001, July 1, 2001, April 1, 2001,
January 1, 2001, and October 1, 2000, respectively. In computing the number of members we serve, we make certain estimates and adjustments. We believe different PBMs use different factors in making these estimates and adjustments.
We also believe, however, that these numbers are a reasonable approximation of the actual number of members we serve.

(6) Calculated based on average members.

(7) Margin analysis is not indicative of profitability -- margins are greatly impacted by the transfer of clients to pharmacy networks managed by us (Gross
Basis) from the clients' network (Net Basis). When we process claims for a client's pharmacy network, all we record as revenue is an administrative fee
(Net Basis). When a client is transferred to one of our networks, we charge the administrative fee and a fee for managing the pharmacy network. In addition, we gross up revenues and cost of revenues to include the ingredient cost (Gross
Basis). Thus, while the margin percentage appears to decline because revenues are grossed up for the ingredient cost, our actual profit per claim and net income improves due to the fee we receive for managing the pharmacy network.


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                                       3

                              EXPRESS SCRIPTS, INC.


             UNAUDITED CASH EARNINGS, EXCLUDING NON-RECURRING ITEMS
                                     TABLE 2
                      (in thousands, except per share data)

                                               (1)                                             (2)              (3)
                                             3 MONTHS         3 MONTHS      3 MONTHS         3 MONTHS        3 MONTHS
                                              ENDED            ENDED          ENDED           ENDED            ENDED
                                            09/30/2001      06/30/2001     03/31/2001       12/31/2000      09/30/2000
                                            ----------      ----------     ----------       ----------      ----------

Net income, excluding nonrecurring items    $   32,563      $   30,244     $   28,079       $   26,008      $   23,847

Goodwill amortization, net of tax effect         6,544           6,571          6,511            6,482           6,486
                                            ----------      ----------     ----------       ----------      ----------
Net income excluding goodwill amortization  $   39,107      $   36,815     $   34,590       $   32,490      $   30,333
                                            ==========      ==========     ==========       ==========      ==========
Weighted average number of shares
   outstanding during period - diluted (4)      80,612          80,128         79,634           79,005          78,580
                                            ==========      ==========     ==========       ==========      ==========

Diluted cash earnings per share (4)         $     0.49      $   $ 0.46     $     0.43       $     0.41      $     0.39
                                            ==========      ==========     ==========       ==========      ==========
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(1) Excludes the extraordinary loss of $372, net of tax, on the prepayment of debt.

(2) Excludes the non-cash write-off of our investment in PlanetRx of $6,057, net of tax, and the extraordinary loss of $207, net of tax, on the prepayment of debt.

(3) Excludes the ordinary gain in the amount of $926, net of tax, on the restructuring of our interest rate swap agreements and the extraordinary loss of $898, net of tax, on the prepayment of debt.

(4) Earnings per share and weighted average shares outstanding have been restated to reflect the two-for-one stock split effective June 22, 2001.



                             SELECTED RATIO ANALYSIS
                                     TABLE 3

                            AS OF       AS OF      AS OF     AS OF      AS OF
                          09/30/2001 06/30/2001 03/31/2001 12/31/2000 09/30/2000
                          ---------- ---------- ---------- ---------- ----------


Debt to EBITDA ratio (1)        1.1x       1.4x       1.4x       1.4x       1.7x
Interest coverage ratio (1)     8.4x       7.5x       6.6x       5.8x       4.9x
Debt to enterprise value        7.4%       8.4%      10.5%       9.1%      13.3%
Debt to capitalization         29.8%      33.3%      34.5%      35.9%      39.0%


(1)  Uses financial information for the twelve months ended